Exhibit 10.3

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE:FCH

October 16, 2012

Richard A. Smith
1605 Enclave Court
Southlake, TX 76092

Re:    Amendments to your Employment Agreement

Dear Rick:

On August 24, 2012, the Compensation Committee of our Board of Directors, acting within the parameters of the authority delegated to it by the Board, authorized the Company to amend the terms of your 2007 employment agreement as follows (capitalized terms defined in that agreement have the same meaning in this letter) as follows:

•
Your current Base Salary is confirmed at $721,000. You will continue to participate in the Company's annual cash bonus and long-term incentive compensation programs, but the provisions in your Agreement that discuss those matters are no longer consistent with the structure or administration of the programs and have been deleted. Similarly, the provisions relating to a one-time equity grant awarded to you in 2007 have been deleted since that grant has become irrelevant with the passage of time.

•
Under circumstances described in your Agreement where you could have received between 18 months and four years of severance compensation, determined with reference to your then-current Base Salary, the amount of your potential severance has been fixed at an amount equal to twice your then-current Base Salary, payable as otherwise provided in your Agreement.

•
Under circumstances described in your Agreement where your outstanding equity-based compensation would become exercisable on an accelerated basis, to the extent you receive grants of equity-based compensation that vest in whole or in part on the basis of performance over a period extending beyond the accelerated vesting date, performance will be determined for the truncated period as provided in the applicable grant contracts, substituting the vesting date for the last day of the relevant performance periods.

Except for conforming changes that give effect to the purposes of the foregoing amendments, in all other respects, your Agreement remains unchanged.

Richard A. Smith
October 16, 2012

Please indicate your agreement with the foregoing by executing this letter where indicated below.

Very truly yours,

FELCOR LODGING TRUST INCORPORATED

By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President

Accepted and agreed as of
the date first written above:

RICHARD A. SMITH

/s/ Richard A. Smith

FELCOR LODGING TRUST INCORPORATED 545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM